EXHIBIT 10.2

Form of Pledge Agreement

COLLATERAL PLEDGE AGREEMENT

This Collateral Pledge Agreement (the “Agreement”), is entered into this 9th day of July, 2019 by and between Vegalab, Inc., a Nevada corporation (“Pledgor”), and ______________, a _______ corporation and/or its assigns ("Pledgee"), collectively referred to hereinafter as the “Parties” or individually referred to as a “Party”.

WITNESSETH

WHEREAS, Pledgor has executed a $500,000 Amended Promissory Note payable to Pledgee which is attached hereto and the terms and conditions of which are made a part hereof (the “Note”); and,

WHEREAS, in order to assure the payment in full of the Note, Pledgor has agreed to grant to Pledgee, a security interest in certain assets of Pledgor.

NOW, THEREFORE in consideration of the mutual covenants, promises and other good and valuable consideration hereinafter set forth, the sufficiency of which is hereby acknowledged by the Parties, the Parties do hereby agree as follows:

1.       Grant of Security Interest. Pledgor hereby grants to Pledgee a security interest Pledgor’s present and future assets, wherever located, including but not limited to the Pledgor’s accounts, chattel paper, inventory, equipment, instruments including promissory notes, investment property, documents, deposit accounts, letter of credits rights, general intangibles, supporting obligations and all proceeds and products of the foregoing (“the Collateral). Said security interest shall be evidenced by the prompt filing of a UCC- 1 Financing Statement with the Nevada Secretary of State. Pledgor shall be allowed to, from time to time, sell some or all of the Collateral, provided that any Collateral sold will be promptly replaced with other inventory of equal value and salability and that a new UCC-1 statement is promptly fled with the Nevada Secretary of State.

2.       Default. In the event that Pledgor defaults on any of the terms of the Note, Pledgor agrees that the Collateral may be immediately transferred and delivered to Pledgee upon Pledgee’s demand and instructions.

3.       Modification. No modification or waiver of any of the terms of this Agreement shall be allowed except by written agreement signed by both Parties.

4.       Choice of Law. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Minnesota. The Parties agree that venue for any suit, action, proceeding or litigation arising out of or in relation to this Agreement will be in any federal or state court in Hennepin County, Minnesota, having subject matter jurisdiction, and the Parties hereby submit to the jurisdiction of that Court.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

PLEDGOR		PLEDGEE

By:		By:
	Name:		Name:
	Title:		Title: